Sun Life Assurance Company of Canada
Sun Life Assurance Company of Canada (U.S.)
(Hereinafter referred to as “the Company”)
One Sun Life Executive Park, Wellesley Hills, MA 02481

APPLICATION SUPPLEMENT

Scheduled Increases

Proposed Life Insured (Life One)
Name (First Middle Last)

_______________________

Name(s) of Owner(s) _____________________________________________________

Plan Name _____________________________________________________________

Policy Year(s)                 Amount of Increase                                  Policy Year(s)       Amount of Increase
____ to ____           $ ____________ (1)              ____ to ____           $ ____________ (21)
____ to ____           $ ____________ (2)              ____ to ____           $ ____________ (22)
____ to ____           $ ____________ (3)              ____ to ____           $ ____________ (23)
____ to ____           $ ____________ (4)              ____ to ____           $ ____________ (24)
____ to ____           $ ____________ (5)              ____ to ____           $ ____________ (25)
____ to ____           $ ____________ (6)              ____ to ____           $ ____________ (26)
____ to ____      $ ____________ (7) ____ to ____           $ ____________ (27)
____ to ____      $ ____________ (8) ____ to ____           $ ____________ (28)
____ to ____      $ ____________ (9) ____ to ____           $ ____________ (29)
____ to ____      $ ____________ (10)            ____ to ____           $ ____________ (30)
____ to ____      $ ____________ (11)            ____ to ____           $ ____________ (31)
____ to ____      $ ____________ (12)            ____ to ____           $ ____________ (32)
____ to ____      $ ____________ (13)            ____ to ____           $ ____________ (33)
____ to ____      $ ____________ (14)            ____ to ____           $ ____________ (34)
____ to ____      $ ____________ (15) ____ to ____           $ ____________ (35)
____ to ____      $ ____________ (16)            ____ to ____           $ ____________ (36)
____ to ____      $ ____________ (17)            ____ to ____           $ ____________ (37)
____ to ____      $ ____________ (18)            ____ to ____           $ ____________ (38)
____ to ____      $ ____________ (19)            ____ to ____           $ ____________ (39)
____ to ____      $ ____________ (20)            ____ to ____           $ ____________ (40)

Agreement and Signatures
1.
I/We have read the instructions entered on this Application Supplement and declare that they are true to the best of my/our knowledge and belief.  I/We agree (a) that this Application Supplement shall form a part of any policy issued, and (b) that no agent/representative of the Company shall have the authority to waive or alter the instructions entered on this Application Supplement, make or alter any policy or waive any of the Company’s rights.

2.	The instructions provided in this Application Supplement form the basis for the scheduled increases under the policy.

Signature of Owner
X________________________________
Signature of Co-Owner
X________________________________
Signature of Broker/Registered Representative
X________________________________
Signed at City/StateDate(m/d/y)
___________________________________________________________________

14-705